AGREEMENT AND PLAN OF REORGANIZATION

    THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Plan"), is made as of this 1st day of December, 2000, by and between Franklin Asset Allocation Fund ("Asset Allocation Fund"), a business trust created under the laws of the State of Delaware in 1996, and Franklin Growth and Income Fund ("Growth and Income Fund") a business trust created under the laws of the State of Delaware in 2000, each with its principal place of business at 777 Mariners Island Boulevard, San Mateo, California 94404.


                             PLAN OF REORGANIZATION

    The reorganization (hereinafter referred to as the "Plan of Reorganization") will consist of (i) the acquisition by Growth and Income Fund, of substantially all of the property, assets and goodwill of Asset Allocation Fund in exchange solely for full and fractional shares of beneficial interest, par value $0.01 per share, of Growth and Income Fund - Class A ("Growth and Income Fund Class A Shares") and full and fractional shares of beneficial interest, par value $0.01 per share, of Growth and Income Fund - Class C ("Growth and Income Fund Class C Shares") (collectively, " Growth and Income Fund Shares"); (ii) the distribution of (a) Growth and Income Fund Class A Shares to the shareholders of Asset Allocation Fund - Class A shares ("Asset Allocation Fund Class A Shares") and
(b) Growth and Income Fund Class C Shares to the shareholders of Asset Allocation Fund - Class C shares ("Asset Allocation Fund Class C Shares"), according to their respective interests; and (iii) the dissolution of Asset Allocation Fund as soon as practicable after the closing (as defined in Section 3, hereinafter called the "Closing"), all upon and subject to the terms and conditions of this Plan hereinafter set forth.



                                    AGREEMENT

    In order to consummate the Agreement and Plan of Reorganization and in consideration of the premises and of the covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto covenant and agree as follows:

1.    SALE AND TRANSFER OF ASSETS, LIQUIDATION AND DISSOLUTION OF ASSET
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    ALLOCATION FUND.
    ---------------
    (a) Subject to the terms and conditions of this Plan, and in reliance on the representations and warranties of Growth and Income Fund herein contained, and in consideration of the delivery by Growth and Income Fund of the number of Growth and Income Fund Class A Shares and Growth and Income Fund Class C Shares hereinafter provided, Asset Allocation Fund agrees that it will convey, transfer and deliver to Growth and Income Fund at the Closing all of Asset Allocation Fund's then existing assets, free and clear of all liens, encumbrances, and claims whatsoever (other than shareholders' rights of redemption), except for cash, bank deposits, or cash equivalent securities in an estimated amount necessary to: (i) pay the costs and expenses of carrying out this Plan (including, but not limited to, fees of counsel and accountants, and expenses of its liquidation and dissolution contemplated hereunder), which costs and expenses shall be established on Asset Allocation Fund's books as liability reserves; (ii) discharge its unpaid liabilities on its books at the closing date (as defined in Section 3, hereinafter called the "Closing Date"), including, but not limited to, its income dividends and capital gains distributions, if any, payable for the period prior to, and through, the Closing Date and excluding those liabilities that would otherwise be discharged at a later date in the ordinary course of business; and (iii) pay such contingent liabilities as its Board of Trustees shall reasonably deem to exist against Asset Allocation Fund, if any, at the Closing Date, for which contingent and other appropriate liability reserves shall be established on Asset Allocation Fund's books (hereinafter "Net Assets"). Asset Allocation Fund shall also retain any and all rights that it may have over and against any person that may have accrued up to and including the close of business on the Closing Date.

    (b) Subject to the terms and conditions of this Plan, and in reliance on the representations and warranties of Asset Allocation Fund herein contained, and in consideration of such sale, conveyance, transfer, and delivery, Growth and Income Fund agrees at the Closing to deliver to Asset Allocation Fund: (i) the number of Growth and Income Fund Class A Shares, determined by dividing the net asset value per share of the Asset Allocation Fund Class A Shares by the net asset value per share of Growth and Income Fund Class A Shares, and multiplying the result thereof by the number of outstanding Asset Allocation Fund Class A Shares, as of 1:00 p.m. Pacific time on the Closing Date; and (ii) the number of Growth and Income Fund Class C Shares, determined by dividing the net asset value per share of the Asset Allocation Fund Class C Shares by the net asset value per share of Growth and Income Fund Class C Shares, and multiplying the result thereof by the number of outstanding Asset Allocation Fund Class C Shares, as of 1:00 p.m. Pacific time on the Closing Date. All such values shall be determined in the manner and as of the time set forth in Section 2 hereof.

    (c) Immediately following the Closing, the Asset Allocation Fund shall dissolve and distribute pro rata to its shareholders of record as of the close of business on the Closing Date, Growth and Income Fund Shares received by Asset Allocation Fund pursuant to this Section 1. Such liquidation and distribution shall be accomplished by the establishment of accounts on the share records of Asset Allocation Fund of the type and in the amounts due such shareholders based on their respective holdings as of the close of business on the Closing Date. Fractional Growth and Income Fund Shares shall be carried to the third decimal place. As promptly as practicable after the Closing, each holder of any outstanding certificate or certificates representing shares of beneficial interest of Asset Allocation Fund shall be entitled to surrender the same to the transfer agent for Growth and Income Fund in exchange for the number of Growth and Income Fund Shares into which the Asset Allocation Fund Shares theretofore represented by the certificate or certificates so surrendered shall have been converted. Certificates for Growth and Income Fund Shares shall not be issued, unless specifically requested by the shareholders. Until so surrendered, each outstanding certificate which, prior to the Closing, represented shares of beneficial interest of Asset Allocation Fund shall be deemed for all Growth and Income Fund's purposes to evidence ownership of the number of Growth and Income Fund Shares into which the Asset Allocation Fund Shares (which prior to the Closing were represented thereby) have been converted.



2.  VALUATION.
    ----------

    (a) The value of Asset Allocation Fund's Net Assets to be acquired by Growth and Income Fund, hereunder shall be computed as of 1:00 p.m. Pacific time on the Closing Date using the valuation procedures set forth in Asset Allocation Fund's currently effective prospectus.

    (b) The net asset value of a share of beneficial interest of Asset Allocation Fund Shares shall be determined to the fourth decimal place as of 1:00 p.m. Pacific time on the Closing Date using the valuation procedures set forth in Asset Allocation Fund's currently effective prospectus.

    (c) The net asset value of a share of beneficial interest of Growth and Income Fund Shares shall be determined to the nearest full cent as of 1:00 p.m. Pacific time on the Closing Date using the valuation procedures set forth in Growth and Income Fund's currently effective prospectus.

3.  CLOSING AND CLOSING DATE.
    ------------------------

    The Closing Date shall be February 8, 2001, or such later date as the parties may mutually agree. The Closing shall take place at the principal office of the Funds at 2:00 p.m., Pacific time, on the Closing Date. Asset Allocation Fund shall have provided for delivery as of the Closing of those Net Assets of Asset Allocation Fund to be transferred to the account of Growth and Income Fund's Custodian, Bank of New York, Mutual Funds Division, 90 Washington Street, New York, New York 10286. Also, Asset Allocation Fund shall deliver at the Closing a list of names and addresses of the shareholders of record of its Asset Allocation Fund Class A Shares and Asset Allocation Fund Class C Shares and the number of full and fractional shares of beneficial interest of such classes owned by each such shareholder, indicating thereon which such shares are represented by outstanding certificates and which by book-entry accounts, all as of 1:00 p.m. Pacific time on the Closing Date, certified by its transfer agent or by its President to the best of its or his knowledge and belief. Growth and Income Fund shall issue and deliver a certificate or certificates evidencing the shares of beneficial interest of Growth and Income Fund to be delivered to the account of Asset Allocation Fund at said transfer agent registered in such manner as the officers of Asset Allocation Fund may request, or provide evidence satisfactory to Asset Allocation Fund that such Growth and Income Fund Shares have been registered in an account on the books of Growth and Income Fund in such manner as Asset Allocation Fund may request.

4.  REPRESENTATIONS AND WARRANTIES BY GROWTH AND INCOME FUND.
    --------------------------------------------------------

    Growth and Income Fund represents and warrants to Asset Allocation Fund that:

    (a) Growth and Income Fund is a business trust created under the laws of the State of Delaware on March 21, 2000, and is validly existing under the laws of that State. Growth and Income Fund is duly registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified open-end, management investment company and all Growth and Income Fund Shares sold were sold pursuant to an effective registration statement filed under the Securities Act of 1933, as amended (the "1933 Act"), except for those shares sold pursuant to the private offering exemption for the purpose of raising the required initial capital.

    (b) Growth and Income Fund is authorized to issue an unlimited number of shares of beneficial interest of Growth and Income Fund Shares, par value $0.01 per share, each outstanding share of which is fully paid, non-assessable, freely transferable and has full voting rights. Growth and Income Fund is further divided into four classes of shares of which Growth and Income Fund Class A Shares and Growth and Income Fund Class C Shares are two, and an unlimited number of shares of beneficial interest, par value $0.01 per share, have been allocated and designated to each Class of Growth and Income Fund.

    (c) The financial statements appearing in the Growth and Income Fund's Annual Report to Shareholders for the fiscal year ended June 30, 2000, audited by PricewaterhouseCoopers, LLP, copies of which have been delivered to Asset Allocation Fund, fairly present the financial position of Growth and Income Fund as of such date and the results of its operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

    (d) The books and records of Growth and Income Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Growth and Income Fund.

    (e) Growth and Income Fund has the necessary power and authority to conduct its business as such business is now being conducted.

    (f) Growth and Income Fund is not a party to or obligated under any provision of its Agreement and Declaration of Trust or By-laws ("By-laws"), or any contract or any other commitment or obligation, and is not subject to any order or decree that would be violated by its execution of or performance under this Plan.
    (g) Growth and Income Fund has elected to be treated as a regulated investment company ("RIC") for federal income tax purposes under Part I of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and Growth and Income Fund has qualified as a RIC for each taxable year since its inception, and will qualify as a RIC as of the Closing Date.

    (h) Growth and Income Fund is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

    (i) Growth and Income Fund does not have any unamortized or unpaid organizational fees or expenses.

5.  REPRESENTATIONS AND WARRANTIES BY ASSET ALLOCATION FUND.
    -------------------------------------------------------

    Asset Allocation Fund represents and warrants to Growth and Income Fund that:

    (a) Asset Allocation Fund is a business trust created under the laws of the State of Delaware on July 24, 1996, and is validly existing under the laws of that state. Asset Allocation Fund is duly registered under the 1940 Act as a diversified open-end, management investment company and all Asset Allocation Fund Shares sold were sold pursuant to an effective registration statement filed under the 1933 Act, except for those shares sold pursuant to the private offering exemption for the purpose of raising the required initial capital.

    (b) Asset Allocation Fund is authorized to issue an unlimited number of shares of beneficial interest of Asset Allocation Fund, par value $0.01 per share, each outstanding share of which is fully paid, non-assessable, freely transferable, and has full voting rights. Asset Allocation Fund is further divided into two classes of shares, Asset Allocation Fund Class A Shares and Asset Allocation Fund Class C Shares, and an unlimited number of shares of beneficial interest, par value $0.01 per share, have been allocated and designated to each Class of Asset Allocation Fund.

    (c) The financial statements appearing in the Asset Allocation Fund's Annual Report to Shareholders for the fiscal year ended December 31, 1999, audited by PricewaterhouseCoopers, LLP, and the Semiannual Report to Shareholders for the six month period ended June 30, 2000, copies of which have been delivered to Growth and Income Fund, fairly present the financial position of Asset Allocation Fund as of such dates and the results of its operations for the period indicated in conformity with generally accepted accounting principles applied on a consistent basis.

    (d) The books and records of Asset Allocation Fund accurately summarize the accounting data represented and contain no material omissions with respect to the business and operations of Asset Allocation Fund.

    (e) Asset Allocation Fund has the necessary power and authority to conduct its business as such business is now being conducted.

    (f) Asset Allocation Fund is not a party to or obligated under any provision of its Agreement and Declaration of Trust or By-laws, or any contract or any other commitment or obligation, and is not subject to any order or decree, that would be violated by its execution of or performance under this Plan.

    (g) Asset Allocation Fund has elected to be treat as a RIC for federal income tax purposes under Part I of Subchapter M of the Code, and Asset Allocation Fund has qualified as a RIC for each taxable year since its inception and will qualify as a RIC as of the Closing Date.

    (h) Asset Allocation Fund is not under jurisdiction of a Court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

    (i) Asset Allocation Fund does not have any unamortized or unpaid organization fees or expenses.

6.  REPRESENTATIONS AND WARRANTIES BY THE FUNDS.
    -------------------------------------------

    Asset Allocation Fund and Growth and Income Fund each represents and warrants to the other that:

    (a) The statement of assets and liabilities to be furnished by it as of 1:00 p.m. Pacific time on the Closing Date for the purpose of determining the number of Growth and Income Fund Shares to be issued pursuant to Section 1 of this Plan, will accurately reflect its Net Assets in the case of Asset Allocation Fund and its net assets in the case of Growth and Income Fund, and outstanding shares of beneficial interest, as of such date, in conformity with generally accepted accounting principles applied on a consistent basis.

    (b) At the Closing, it will have good and marketable title to all of the securities and other assets shown on the statement of assets and liabilities referred to in "(a)" above, free and clear of all liens or encumbrances of any nature whatsoever, except such imperfections of title or encumbrances as do not materially detract from the value or use of the assets subject thereto, or materially affect title thereto.

    (c) Except as disclosed in its currently effective prospectuses, there is no material suit, judicial action, or legal or administrative proceeding pending or threatened against it.

    (d) There are no known actual or proposed deficiency assessments with respect to any taxes payable by it.

    (e) The execution, delivery, and performance of this Plan have been duly authorized by all necessary action of its Boards of Trustees, and this Plan constitutes a valid and binding obligation enforceable in accordance with its terms.

    (f) Each Fund anticipates that consummation of this Plan will not cause it to fail to conform to the requirements of Subchapter M of the Code for federal income taxation as a RIC at the end of its fiscal year.

    (g) It has the necessary power and authority to conduct its business, as such business is now being conducted.

7.  COVENANTS OF ASSET ALLOCATION FUND AND GROWTH AND INCOME FUND.
    -------------------------------------------------------------

    (a) Asset Allocation Fund and Growth and Income Fund each covenant to operate their respective businesses, as presently conducted between the date hereof and the Closing.

    (b) Asset Allocation Fund undertakes that it will not acquire Growth and Income Fund Shares for the purpose of making distributions thereof to anyone other than Asset Allocation Fund's shareholders.

    (c) Asset Allocation Fund undertakes that, if this Plan is consummated, it will liquidate and dissolve Asset Allocation Fund.

    (d) Asset Allocation Fund and Growth and Income Fund each agree that, by the Closing, all of the their Federal and other tax returns and reports required by law to be filed on or before such date shall have been filed, and all Federal and other taxes shown as due on said returns shall have either been paid or adequate liability reserves shall have been provided for the payment of such taxes.

    (e) At the Closing, Asset Allocation Fund will provide Growth and Income Fund a copy of the shareholder ledger accounts, certified by the Asset Allocation Fund's transfer agent or its President to the best of its or his knowledge and belief, for all the shareholders of record of Asset Allocation Fund Shares as of 1:00 p.m. Pacific time on the Closing Date who are to become shareholders of Growth and Income Fund as a result of the transfer of assets that is the subject of this Plan.

    (f) Asset Allocation Fund agrees to mail to each shareholder of record entitled to vote at the meeting of its shareholders at which action on this Plan is to be considered, in sufficient time to comply with requirements as to notice thereof, a combined Prospectus and Proxy Statement that complies in all material respects with the applicable provisions of Section 14(a) of the Securities Exchange Act of 1934, as amended, and Section 20(a) of the 1940 Act, and the rules and regulations, respectively, thereunder.

    (g) Growth and Income Fund will file with the U.S. Securities and Exchange Commission a registration statement on Form N-14 under the 1933 Act relating to Growth and Income Fund Shares issuable hereunder ("Registration Statement"), and will use its best efforts to provide that the Registration Statement becomes effective as promptly as practicable. At the time it becomes effective, the Registration Statement will (i) comply in all material respects with the applicable provisions of the 1933 Act, and the rules and regulations promulgated thereunder; and (ii) not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration Statement becomes effective, at the time of Asset Allocation Fund's shareholders' meeting, and at the Closing Date, the prospectus and statement of additional information included in the Registration Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

8. CONDITIONS PRECEDENT TO BE FULFILLED BY ASSET ALLOCATION FUND AND GROWTH
   ------------------------------------------------------------------------
   AND INCOME FUND.
   ---------------

    The consummation of this Plan hereunder shall be subject to the following respective conditions:

    (a) That: (i) all the representations and warranties of the other party contained herein shall be true and correct as of the Closing with the same effect as though made as of and at such date; (ii) the other party shall have performed all obligations required by this Plan to be performed by it prior to the Closing; and (iii) the other party shall have delivered to such party a certificate signed by the President and by the Secretary or equivalent officer to the foregoing effect.

    (b) That each party shall have delivered to the other party a copy of the resolutions approving the Plan adopted and approved by the appropriate action of the Board of Trustees certified by its Secretary or equivalent officer of each of the Funds.

    (c) That the U.S. Securities and Exchange Commission shall not have issued an unfavorable management report under Section 25(b) of the 1940 Act or instituted or threatened to institute any proceeding seeking to enjoin consummation of the Plan under Section 25(c) of the 1940 Act. And, further, no other legal, administrative or other proceeding shall have been instituted or threatened that would materially affect the financial condition of either party or would prohibit the transactions contemplated hereby.

    (d) That this Plan and the Agreement and Plan of Reorganization contemplated hereby shall have been adopted and approved by the appropriate action of the shareholders of Asset Allocation Fund at an annual or special meeting or any adjournment thereof.

    (e) That a distribution or distributions shall have been declared for Asset Allocation Fund prior to the Closing Date that, together with all previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary income and all of its capital gain net income, if any, for the period from the close of its last fiscal year to 1:00 p.m. Pacific time on the Closing Date; and (ii) any undistributed ordinary income and capital gain net income from any period to the extent not otherwise declared for distribution. Capital gain net income has the meaning given such term by Section 1222(a) of the Code.

    (f) That there shall be delivered to Asset Allocation Fund and Growth and Income Fund an opinion from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to Asset Allocation Fund and Growth and Income Fund, to the effect that, provided the acquisition contemplated hereby is carried out in accordance with this Plan and based upon certificates of the officers of Asset Allocation Fund and Growth and Income Fund with regard to matters of fact:

        (1) The acquisition by Growth and Income Fund of substantially all the assets of Asset Allocation Fund as provided for herein in exchange for Growth and Income Fund Shares followed by the distribution by Asset Allocation Fund to its shareholders of Growth and Income Fund Shares in complete liquidation will qualify as a reorganization within the meaning of Section 368(a)(1) of the Code, and Asset Allocation Fund and Growth and Income Fund will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

        (2) No gain or loss will be recognized by Asset Allocation Fund upon the transfer of substantially all of its assets to Growth and Income Fund in exchange solely for voting shares of Growth and Income Fund (Code Sections 361(a) and 357(a)). No opinion, however, will be expressed as to whether any accrued market discount will be required to be recognized as ordinary income pursuant to Section 1276 of the Code;

        (3) No gain or loss will be recognized by Asset Allocation Fund upon the distribution of Growth and Income Fund Shares to its shareholders pursuant to the liquidation of Asset Allocation Fund (in pursuance of the Plan) (Section 361(c)(1) of the Code);

        (4) No gain or loss will be recognized by Growth and Income Fund upon the receipt of substantially all of the assets of Asset Allocation Fund in exchange solely for voting shares of Growth and Income Fund (Section 1032(a) of the Code);

        (5) The basis of the assets of Asset Allocation Fund received by Growth and Income Fund will be the same as the basis of such assets to Asset Allocation Fund immediately prior to the exchange (Section 362(b) of the Code);

        (6) The holding period of the assets of Asset Allocation Fund received by Growth and Income Fund will include the period during which such assets were held by Asset Allocation Fund (Section 1223(2) of the Code);

        (7) No gain or loss will be recognized to the shareholders of Asset Allocation Fund Shares upon the exchange of their shares in Asset Allocation Fund for voting shares of Growth and Income Fund including fractional shares to which they may be entitled (Section 354(a) of the Code);

        (8) The basis of Growth and Income Fund Shares received by Asset Allocation Fund Shares' shareholders including fractional shares to which they may be entitled shall be the same as the basis of the Asset Allocation Fund Shares exchanged therefor (Section 358(a)(1) of the Code);

        (9) The holding period of Growth and Income Fund Shares received by shareholders of Asset Allocation Fund Shares (including fractional shares to which they may be entitled) will include the holding period of the Asset Allocation Fund Shares surrendered in exchange therefor, provided that the Asset Allocation Fund Shares were held as a capital asset on the effective date of the exchange (Section 1223(1) of the Code); and

        (10) Growth and Income Fund will succeed to and take into account as of the date of the transfer (as defined in Section 1.381(b)-1(b) of the Income Tax Regulations) the items of Asset Allocation Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the Income Tax Regulations thereunder.

    (g) That there shall be delivered to Growth and Income Fund an opinion in form and substance satisfactory to it from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to Asset Allocation Fund, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws now or hereafter affecting generally the enforcement of creditors' rights:

        (1) Asset Allocation Fund is a business trust organized under the laws of the State of Delaware on July 24, 1996, and is a validly existing business trust and in good standing under the laws of that state;

        (2) Asset Allocation Fund is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share. Two classes of shares of Asset Allocation Fund have been designated as the Asset Allocation Fund Class A Shares and Asset Allocation Fund Class C Shares, and an unlimited number of shares of beneficial interest of the Trust has been allocated to each Class of Asset Allocation Fund. Assuming that the initial shares of beneficial interest of Asset Allocation Fund were issued in accordance with the 1940 Act and the Agreement and Declaration of Trust and By-laws of Asset Allocation Fund, and that all other outstanding shares of Asset Allocation Fund were sold, issued and paid for in accordance with the terms of Asset Allocation Fund's prospectus in effect at the time of such sales, each such outstanding share is fully paid, non-assessable, freely transferable and has full voting rights;

        (3) Asset Allocation Fund is a diversified open-end investment company of the management type registered as such under the 1940 Act;

        (4) Except as disclosed in Asset Allocation Fund's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Asset Allocation Fund, the unfavorable outcome of which would materially and adversely affect Asset Allocation Fund;

        (5) All actions required to be taken by Asset Allocation Fund to authorize this Plan and to effect the Agreement and Plan of Reorganization contemplated hereby have been duly authorized by all necessary action on the part of Asset Allocation Fund; and

        (6) Neither the execution, delivery, nor performance of this Plan by Asset Allocation Fund violates any provision of its Agreement and Declaration of Trust or By-laws, or the provisions of any agreement or other instrument known to such counsel to which Asset Allocation Fund is a party or by which Asset Allocation Fund is otherwise bound; this Plan is the legal, valid and binding obligation of Asset Allocation Fund and is enforceable against Asset Allocation Fund in accordance with its terms.

    In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of Asset Allocation Fund with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of Asset Allocation Fund.

    (h) That there shall be delivered to Asset Allocation Fund an opinion in form and substance satisfactory to it from Messrs. Stradley, Ronon, Stevens & Young, LLP, counsel to Growth and Income Fund, to the effect that, subject in all respects to the effects of bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws now or hereafter affecting generally the enforcement of creditors' rights:

        (1) Growth and Income Fund is a business trust organized under the laws of the State of Delaware on March 21, 2000 and is a validly existing business trust and in good standing under the laws of that state;

        (2) Growth and Income Fund is authorized to issue an unlimited number of shares of beneficial interest, par value $0.01 per share. Growth and Income Fund is further divided into four classes of shares of which Growth and Income Fund Class A Shares and Growth and Income Fund Class C Shares are two, and an unlimited number of shares of beneficial interest, par value $0.01 per share, have been allocated and designated to each of those Classes of Growth and Income Fund. Assuming that the initial shares of beneficial interest of Growth and Income Fund were issued in accordance with the 1940 Act, and the Agreement and Declaration of Trust and By-laws of the Trust, and that all other outstanding shares of Growth and Income Fund were sold, issued and paid for in accordance with the terms of Growth and Income Fund's prospectus in effect at the time of such sales, each such outstanding share of Growth and Income Fund is fully paid, non-assessable, freely transferable and has full voting rights;

        (3) Growth and Income Fund is a diversified open-end investment company of the management type registered as such under the 1940 Act;

        (4) Except as disclosed in Growth and Income Fund's currently effective prospectus, such counsel does not know of any material suit, action, or legal or administrative proceeding pending or threatened against Growth and Income Fund, the unfavorable outcome of which would materially and adversely affect Growth and Income Fund;

        (5) Growth and Income Fund Shares to be issued pursuant to the terms of this Plan have been duly authorized and, when issued and delivered as provided in this Plan, will have been validly issued and fully paid and will be non-assessable by Growth and Income Fund;

        (6) All actions required to be taken by Growth and Income Fund to authorize this Plan and to effect the Agreement and Plan of Reorganization contemplated hereby have been duly authorized by all necessary action on the part of Growth and Income Fund;

        (7) Neither the execution, delivery, nor performance of this Plan by Growth and Income Fund violates any provision of its Agreement and Declaration of Trust or By-laws, or the provisions of any agreement or other instrument known to such counsel to which Growth and Income Fund is a party or by which Growth and Income Fund is otherwise bound; this Plan is the legal, valid and binding obligation of Growth and Income Fund and is enforceable against Growth and Income Fund in accordance with its terms; and

        (8) The registration statement of Growth and Income Fund, of which the prospectus dated November 1, 2000 is a part (the "Prospectus") is, at the time of the signing of this Plan, effective under the 1933 Act, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued, and no proceedings for such purpose have been instituted or are pending before or threatened by the U.S. Securities and Exchange Commission under the 1933 Act, and nothing has come to counsel's attention that causes it to believe that, at the time the Prospectus became effective, or at the time of the signing of this Plan, or at the Closing, such Prospectus (except for the financial statements and other financial and statistical data included therein, as to which counsel need not express an opinion), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such counsel knows of no legal or government proceedings required to be described in the Prospectus, or of any contract or document of a character required to be described in the Prospectus that is not described as required.

    In giving the opinions set forth above, this counsel may state that it is relying on certificates of the officers of Growth and Income Fund with regard to matters of fact, and certain certifications and written statements of governmental officials with respect to the good standing of Growth and Income Fund.
    (i) That Asset Allocation Fund shall have received a certificate from the President and Secretary of Growth and Income Fund to the effect that the statements contained in the Prospectus, at the time the Prospectus became effective, at the date of the signing of this Plan, and at the Closing, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading

    (j) That Growth and Income Fund's Registration Statement to be delivered to Asset Allocation Fund's shareholders in accordance with this Plan shall have become effective, and no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto, shall have been issued prior to the Closing Date or shall be in effect at Closing, and no proceedings for the issuance of such an order shall be pending or threatened on that date.

    (k) That Growth and Income Fund Shares to be delivered hereunder shall be eligible for sale with each state commission or agency with which such eligibility is required in order to permit Growth and Income Fund Shares lawfully to be delivered to each holder of Asset Allocation Fund Shares.

    (l) That, at the Closing, there shall be transferred to Growth and Income Fund, aggregate Net Assets of Asset Allocation Fund comprising at least 90% in fair market value of the total net assets and 70% of the fair market value of the total gross assets recorded on the books of Asset Allocation Fund on the Closing Date.

9. BROKERAGE FEES AND EXPENSES.
   ---------------------------

    (a) Asset Allocation Fund and Growth and Income Fund each represents and warrants to the other that there are no broker or finders' fees payable by it in connection with the transactions provided for herein.

    (b) The expenses of entering into and carrying out the provisions of this Plan shall be borne one-quarter by Growth and Income Fund, one-quarter by Asset Allocation Fund, and one-half by Franklin Advisers, Inc.

10. TERMINATION; POSTPONEMENT; WAIVER; ORDER.
    -----------------------------------------

    (a) Anything contained in this Plan to the contrary notwithstanding, this Plan may be terminated and the Agreement and Plan of Reorganization abandoned at any time (whether before or after approval thereof by the shareholders of Asset Allocation Fund) prior to the Closing, or the Closing may be postponed as follows:

(1)       by mutual consent of Asset Allocation Fund and Growth and Income Fund;

(2) by Growth and Income Fund if any condition of its obligations set forth in Section 8 has not been fulfilled or waived; or

(3) by Asset Allocation Fund if any conditions of its obligations set forth in Section 8 has not been fulfilled or waived.

          An election by Growth and Income Fund or Asset Allocation Fund to terminate this Plan and to abandon the Agreement and Plan of Reorganization shall be exercised respectively, by the Board of Trustees of either Growth and Income Fund or Asset Allocation Fund.

    (b) If the transactions contemplated by this Plan have not been consummated by June 30, 2001, the Plan shall automatically terminate on that date, unless a later date is agreed to by both Growth and Income Fund and Asset Allocation Fund.

    (c) In the event of termination of this Plan pursuant to the provisions hereof, the same shall become void and have no further effect, and neither Asset Allocation Fund nor Growth and Income Fund, nor their trustees, officers, or agents or the shareholders of Asset Allocation Fund or Growth and Income Fund shall have any liability in respect of this Plan.

    (d) At any time prior to the Closing, any of the terms or conditions of this Plan may be waived by the party who is entitled to the benefit thereof by action taken by that party's Board of Trustees if, in the judgment of such Board of Trustees, such action or waiver will not have a material adverse effect on the benefits intended under this Plan to its shareholders, on behalf of whom such action is taken.

    (e) The respective representations and warranties contained in Sections 4 to 6 hereof shall expire with and be terminated by the Agreement and Plan of Reorganization, and neither Asset Allocation Fund nor Growth and Income Fund, nor any of their officers, trustees, agents or shareholders shall have any liability with respect to such representations or warranties after the Closing. This provision shall not protect any officer, trustee, agent or shareholder of Growth and Income Fund or Asset Allocation Fund against any liability to the entity for which that officer, trustee, agent or shareholder so acts or to its shareholders to which that officer, trustee, agent or shareholder would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties in the conduct of such office.

    (f) If any order or orders of the U.S. Securities and Exchange Commission with respect to this Plan shall be issued prior to the Closing and shall impose any terms or conditions that are determined by action of the Board of Trustees of Asset Allocation Fund or Growth and Income Fund to be acceptable, such terms and conditions shall be binding as if a part of this Plan without further vote or approval of the shareholders of Asset Allocation Fund, unless such terms and conditions shall result in a change in the method of computing the number of Growth and Income Fund Shares to be issued to Asset Allocation Fund in which event, unless such terms and conditions shall have been included in the proxy solicitation material furnished to the shareholders of Asset Allocation Fund prior to the meeting at which the transactions contemplated by this Plan shall have been approved, this Plan shall not be consummated and shall terminate unless Asset Allocation Fund shall promptly call a special meeting of the shareholders at which such conditions so imposed shall be submitted for approval.

11.     ENTIRE AGREEMENT AND AMENDMENTS.
        --------------------------------

    This Plan embodies the entire agreement between the parties and there are no agreements, understandings, restrictions, or warranties relating to the transactions contemplated by this Plan other than those set forth herein or herein provided for. This Plan may be amended only by mutual consent of the parties in writing. Neither this Plan nor any interest herein may be assigned without the prior written consent of the other party.

12.     COUNTERPARTS.
        -------------

    This Plan may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts together shall constitute but one instrument.

13.     NOTICES.
        --------

    Any notice, report, or demand required or permitted by any provision of this Plan shall be in writing and shall be deemed to have been given if delivered or mailed, first class postage prepaid, addressed to Asset Allocation Fund, at 777 Mariners Island Boulevard, San Mateo, California 94404, Attention: Secretary, or Growth and Income Fund, at 777 Mariners Island Boulevard, San Mateo, California 94404, Attention: Secretary, as the case may be.

14.     GOVERNING LAW.
        --------------

    This Plan shall be governed by and carried out in accordance with the laws of the State of Delaware.


IN WITNESS WHEREOF, Asset Allocation Fund and Growth and Income Fund have each caused this Plan to be executed on its behalf by its duly authorized officers, all as of the date and year first-above written.

                                    FRANKLIN GROWTH AND INCOME FUND
Attest:

/s/Murray L. Simpson                By:/s/David P. Goss
--------------------                   ----------------
Murray L. Simpson                      David P. Goss
Secretary                              Vice President

                                    FRANKLIN ASSET ALLOCATION FUND

Attest:


/s/Murray L. Simpson                By:/s/David P. Goss
--------------------                   ----------------
Murray L. Simpson                      David P. Goss
Secretary                              Vice President